Exhibit 11

             STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE


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                                                                           Three Months Ended
                                                                               September 30,

                                                                      1995                      1994
                                                                   ----------                 -------
Net income per share was computed as follows:

Primary:

  1)  Net income                                                 $ 1,515,795               $   974,072
                                                                   =========                 =========

  2)  Weighted average common
         shares outstanding                                        6,040,195                 5,991,803

  3)  Incremental shares under stock options computed
         under the treasury stock method using the
         average market price of issuer's common stock
         during the periods                                          285,675                   198,451
                                                                   ---------                 ---------

  4)  Weighted average common and common equivalent
         shares outstanding                                        6,325,870                 6,190,254
                                                                   =========                 =========

  5)  Net income per share (item 1 divided by item 4)            $       .24               $       .16
                                                                   =========                 =========


Fully diluted:

  1)  Net income                                                 $ 1,515,795               $   974,072
                                                                   =========                 =========

  2)  Weighted average common shares outstanding                   6,040,195                 5,991,803

  3)  Incremental shares under stock options computed
         under the treasury stock method using the
         market price of issuer's common at the end
         of the periods if higher than the average
         market price                                                291,653                   212,629
                                                                   ---------                 ---------

  4)  Weighted average common and common equivalent
         shares outstanding                                        6,331,847                 6,204,432
                                                                   =========                 =========

  5)  Net income per share (item 1 divided by item 4)            $       .24               $       .16
                                                                   =========                 =========
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